Tuesday April 4, 8:30 am Eastern Time

Company Press Release

Quality Systems' CEO Retires

TUSTIN, Calif.--(BUSINESS WIRE)--April 4, 2000--Quality Systems Inc. (Nasdaq:QSII news) announced the retirement of its President and Chief Executive Officer, Sheldon Razin, whose resignation has been accepted by the Board of QSII.

Razin founded the company in the early '70s and has served as President and Chief Executive Officer since that time. As part of a transition program agreed to in August 1999, Razin will remain as Chairman of the Board.

The Company also announced that Patrick Cline, executive vice president and president of Quality Systems' MicroMed Healthcare Information Systems Division, was appointed interim president and chief executive officer of the Company.

About Quality Systems

Quality  Systems  is  a  developer  and  provider  of  computer-based   practice
management and electronic medical records systems for medical and dental group practices.

Contact:

     Quality Systems Inc., Tustin
     Robert G. McGraw, 714/731-7171
     www.qsii.com
             or
     Coffin Communications Group, Sherman Oaks, Calif.
     William F. Coffin or Sean Collins, 818/789-0100